EXHIBIT 99.1
                                                                   ------------


                             CLARKE AMERICAN CORP.
     ANNOUNCES PRICING AND RECEIVES THE REQUISITE CONSENTS PURSUANT TO ITS
                     TENDER OFFER AND CONSENT SOLICITATION
                     FOR ITS 11 3/4% SENIOR NOTES DUE 2013

        SAN ANTONIO, APRIL 19, 2007 - Clarke American Corp. (the "Company") announced today the consideration to be paid in the tender offer and consent solicitation and that it has received the requisite consents from holders of its 11 3/4% Senior Notes due 2013 (the "Notes") to amend the Indenture governing such Notes. On April 5, 2007, the Company commenced a cash tender offer and consent solicitation relating to any and all of the $175,000,000 outstanding principal amount of the Notes.

        The tender offer consideration for Notes validly tendered by 9:00 a.m., New York City time, on May 3, 2007, unless extended or terminated by the Company (such date and time, as the same may be extended, the "Expiration Time"), and accepted for payment will be $1,183.10 per $1,000 principal amount of the Notes. Holders who validly tendered Notes and delivered consents on or prior to the expiration of the consent solicitation at 5:00 p.m. New York City time on April 18, 2007 (the "Consent Time") also will receive a consent payment of $30.00 per $1,000 principal amount of Notes, for total consideration of $1,213.10 per $1,000 principal amount of Notes. In addition to the consideration payable in respect of the Notes purchased in the tender offer and the consents given in the consent solicitation, the Company will pay accrued and unpaid interest to, but not including, the applicable settlement date.

        The tender offer consideration was determined as of 2:00 p.m., New York City time, on April 18, 2007, by reference to a fixed spread of 50 basis points above the bid side yield on the 3.50% U.S. Treasury Note due December 15, 2009 and an initial settlement date of May 1, 2007.

        Payment of the tender offer consideration and the consent payment, if applicable, will be made for Notes accepted for purchase by the Company, provided that the conditions to the tender offer and consent solicitation have been satisfied or waived by the Company: (i) at the Company's option, on an initial settlement date, currently expected to be May 1, 2007, and (ii) promptly after the Expiration Time, on a final settlement date, currently expected to be May 3, 2007, assuming no extension of the Expiration Time.

        The consent solicitation expired at 5:00 p.m. New York City time, on April 18, 2007. At the Consent Time, holders of approximately 98% of the outstanding aggregate principal amount of the Notes had tendered their Notes and consented to the proposed amendments to the Indenture governing the Notes and related documents. Any Notes tendered and Consents delivered by the Consent Time may no longer be withdrawn or revoked.

        The Company intends to promptly enter into a supplemental indenture at which time the proposed amendments described in the Offer to Purchase and Consent Solicitation Statement dated April 5, 2007 will be effective. The proposed amendments will not become operative, however, unless and until the Notes are accepted for purchase pursuant to the terms of the tender offer.

        The proposed amendments would, among other things, eliminate substantially all of the restrictive covenants and certain of the default provisions applicable to the Notes. The tender offer and consent solicitation is being conducted in connection with the previously announced merger (the "Merger") of a wholly owned subsidiary of the Company with and into John H. Harland Company ("Harland"). The completion of the tender offer and consent solicitation is not a condition to the consummation of the Merger.

        The tender offer for the Notes will expire at 9:00 a.m., New York City time, on May 3, 2007, unless extended or earlier terminated. The tender offer is subject to the satisfaction or waiver by the Company of certain conditions, including, without limitation, the Merger having occurred and the closing of the financing transactions expected to be completed in connection with the Merger. The Offer to Purchase and Consent Solicitation Statement dated April 5, 2007 and the related Consent and Letter of Transmittal (together, the "Offer Documents") set forth all of the conditions to the Company's obligation to accept for purchase and pay for any Notes properly tendered and not properly withdrawn. The Company reserves the right to terminate, extend or amend the tender offer or the consent solicitation with respect to the Notes if any condition of the tender offer or the consent solicitation is not satisfied or waived by the Company or otherwise in its sole discretion.

        Bear, Stearns & Co. Inc. is acting as Dealer Manager for the tender offer and as the Solicitation Agent for the consent solicitation. The depositary for the tender offer is The Bank of New York. The tender offer and consent solicitation are being made pursuant to the Offer Documents, which more fully set forth the terms and conditions of the tender offer and consent solicitation.

        Questions regarding the tender offer and consent solicitation may be directed to Bear, Stearns & Co. Inc. at (212) 272-5112 (collect) or (877)
696-BEAR (toll free). Requests for copies of the Offer Documents may be directed to D.F. King & Co., Inc. at (212) 269-5550 (for banks and brokers only) or (888) 644-5854 (for all others toll free).

        THE TENDER OFFER AND CONSENT SOLICITATION ARE BEING MADE SOLELY ON THE TERMS AND CONDITIONS SET FORTH IN THE OFFER DOCUMENTS. UNDER NO CIRCUMSTANCES SHALL THIS PRESS RELEASE CONSTITUTE AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL THE NOTES OR ANY OTHER SECURITIES. THE TENDER OFFER AND CONSENT SOLICITATION ARE BEING MADE SOLELY BY THE COMPANY'S OFFER DOCUMENTS. THIS PRESS RELEASE ALSO IS NOT A SOLICITATION OF CONSENTS TO THE PROPOSED AMENDMENTS TO THE INDENTURE. NO RECOMMENDATION IS MADE AS TO WHETHER HOLDERS OF THE NOTES SHOULD TENDER THEIR NOTES OR GIVE THEIR CONSENT.

ABOUT CLARKE AMERICAN CORP.

        Clarke American is a leading provider of checks and related products, direct marketing and contact center services to financial and commercial institutions as well as individual consumers and small businesses. Clarke American serves financial institutions through the Clarke American and Alcott Routon brands and serves consumers and businesses directly through the Checks In The Mail and B2Direct brands. Clarke American is a wholly owned subsidiary of M & F Worldwide Corp., a holding company that, in addition to Clarke American, wholly owns Mafco Worldwide Corporation, which is the world's largest producer of licorice extracts and related products.

SAFE HARBOR STATEMENT

        This press release contains forward looking statements that reflect management's current assumptions and estimates of future performance and economic conditions, which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks and uncertainties, many of which are beyond Clarke American's control. All statements other than statements of historical facts included in this press release, including those regarding Clarke American's strategy, future operations, financial position, estimated revenues, projected costs, projections, prospects, plans and objectives of management, are forward-looking  statements.  When  used  in  this  press  release,  the  words
"believes," "anticipates," "plans," "expects," "intends," "estimates" or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this press release. Although Clarke American believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements made in this press release are reasonable, such plans, intentions or expectations may not be achieved. The factors which may cause Clarke American's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained in this press release include: 1) Clarke American's substantial indebtedness; 2) covenant restrictions under Clarke American's indebtedness that may limit its ability to operate its business and react to market changes; 3) the maturity of the principal industry in which Clarke American operates and trends in the paper check industry, including a faster than anticipated decline in check usage due to increasing use of alternative payment methods and other factors; 4) consolidation among financial institutions; 5) higher than anticipated stand-alone costs of Clarke American;
6) adverse changes among the large financial institution clients on which Clarke American depends, resulting in decreased revenues; 7) intense competition in all areas of Clarke American's business; 8) interruptions or adverse changes in Clarke American's supplier relationships, technological capacity, intellectual property matters and applicable laws; and 9) the inability to consummate the Merger and/or integration (including realization of anticipated synergies) of Harland, and the related financing, at all or in the manner anticipated by Clarke American and its parent, M & F Worldwide Corp.
Clarke American assumes no responsibility to update the forward-looking statements contained in this release.

        You should read carefully the factors described in Item 1A of the Company's Annual Report on Form 10-K filed with the SEC on March 9, 2007 for a description of other risks that could, among other things, cause actual results to differ from these forward looking statements.

CONTACT:

Clarke American                                      Clarke American
Media:                                               Investor Relations:
LaRhesa Pollock                                      Benjamin Cosby
210-690-6498                                         210-694-1189
lpollock@clarkeamerican.com                          bcosby@clarkeamerican.com


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